After the reverse stock split transaction discussed in Note 16 to the Company's Financial Statements is effected, we expect to be in a position to render the following consent.


/s/ Arthur Andersen LLP


Melville, New York
May 20, 2002


                                                                  EXHIBIT 23.1.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to the references to our Firm under the captions "Selected Financial Data" and "Experts") included in or made a part of this registration statement Amendment No. 1.